UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): January 23, 2015

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167960	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 N. Orlando Avenue, Suite 200 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

CURRENT REPORT ON FORM 8-K
IZEA, Inc. (the “Company”)
January 23, 2015

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 25, 2015, the Company entered into an Amended and Restated Executive Employment Agreement with Ryan S. Schram to serve as the Company’s Chief Operating Officer through December 31, 2017, subject to renewal, in consideration for an annual base salary of $240,000 (representing a $10,000 increase from his original employment agreement). Mr. Schram will also be eligible to receive an annual bonus in the form of cash and stock options based on meeting certain key performance indicators set forth in his amended employment agreement, as well as an annual override cash bonus based on the Company’s gross revenue and annual stock option grants. If Mr. Schram is terminated for any reason other than death, disability or cause, or if he resigns for good reason (as those terms are defined in his amended employment agreement), Mr. Schram will be entitled to severance of six months’ current salary and bonus and override bonus as in effect on the date of termination. A change of control, under which Mr. Schram fails to retain his responsibilities, will be deemed to constitute good reason under his amended employment agreement.
A copy of the Amended and Restated Executive Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 23, 2015, the Company filed a Certificate of Withdrawal of Certificate of Designation to eliminate the authorization of its series A convertible preferred stock, which shares had been fully converted and are no longer outstanding. As a result of the filing, such previously authorized shares of series A preferred stock return to being authorized, unissued and undesignated shares of preferred stock. A copy of the Certificate of Withdrawal is attached hereto as Exhibit 3.1 and incorporated herein in its entirety by reference.

Item 9.01.	Financial Statements and Exhibits
(d)    Exhibits.

Exhibit No.	Description

3.1	Certificate of Withdrawal of Certificate of Designation filed with the Secretary of State of the State of Nevada effective January 23, 2015.

10.1	Amended and Restated Executive Employment Agreement, dated as of January 25, 2015, between IZEA, Inc. and Ryan S. Schram.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: January 29, 2015	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer